Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

YY Group Holding Limited

60 Paya Lebar Road

#05-43 Paya Lebar Square

Singapore 409051

and

Ortoli Rosenstadt LLP

366 Madison Ave 3rd floor

New York

NY 10017

United States

(each an Addressee, together the Addressees)

Date: 25 March 2024

Our ref: 8062954/88780139/5

Dear Addressees

YY Group Holding Limited (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with the registration statement on Form F-1 (the Registration Statement) which will be filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act) around the date of this opinion. The Registration Statement relates to the initial public offering and sale by the Company (the Public Offering) of up to 1,500,000 Class A Ordinary shares of no par value in the Company (or up to 1,725,000 Class A Ordinary Shares of no par value in the Company (in aggregate), if the Underwriter (defined below) exercises its over-allotment option under the Registration Statement in full) (the IPO Shares).

The Company has asked us to provide this opinion in connection with the Registration Statement and the Public Offering. This opinion is given on the basis that the Underwriter Warrant (as defined below) has been executed by each party to it in substantially the same form as the last draft examined by us.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	an underwriter warrant to be issued by the Company to the Underwriter (together, including the form of exercise notice to be entered into by the Underwriter, the Underwriter Warrant);

(c)	the Company’s certificate(s) of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search;

Mourant Ozannes is a British Virgin Islands partnership

mourant.com

(d)	the resolutions in writing of the directors of the Company passed on 8 November 2023 approving, amongst other things, the issuance of the IPO Shares, the filing of the Registration Statement, entry into the Underwriter Warrant and the issuance of the Warrant Shares (defined below) (the Director Resolutions);

(e)	a certificate of the Company’s registered agent dated 12 March 2024 (the Registered Agent’s Certificate);

(f)	a copy of the Company’s register of directors (the Register of Directors) provided by the Company’s registered agent; and

(g)	a certificate of good standing for the Company dated 25 March 2024 issued by the Registrar (the Certificate of Good Standing).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection on 25 March 2024 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 25 March 2024 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act, 2004 (as amended);

(e)	Company Records means the Certificate of Incorporation, the M&A, the Register of Directors, the Certificate of Good Standing and the Registered Agent’s Certificate;

(f)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Insolvency Act means the Insolvency Act, 2003 (as amended);

(h)	non-assessable means, in relation to an IPO Share, that the purchase price for which the Company agreed to issue that IPO Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that IPO Share;

(i)	Prospectus means the prospectus that forms part of the Registration Statement;

(j)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(k)	signed means that a document has been duly signed or sealed;

(l)	Underwriter means US Tiger Securities, Inc.; and

(m)	Warrant Shares means up to 86,250 Class A Ordinary shares of no par value in the Company.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in causing the Company to approve the entry into the Underwriter Warrant and the issuance of the IPO Shares and the Warrant Shares, each director of the Company:

(a)	acted or will act honestly, in good faith and in what the director believed or believes to be the best interests of the Company;

(b)	exercised or will exercise the director’s powers as a director for a proper purpose; and

(c)	exercised or will exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed or will, prior to the issuance of the IPO Shares or the Warrant Shares, disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement and the Underwriter Warrant and in accordance with the M&A and the Companies Act;

2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.5	each document examined by us that has been signed by the Company:

(a)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(b)	has been dated and unconditionally delivered by the Company;

2.6	the Registration Statement (including its filing) has been duly filed by the Company with the SEC;

2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement, or which prohibit the Company’s entry into the Underwriter Warrant, or the performance of its obligations under the Registration Statement, or the issuance of the IPO Shares or the Warrant Shares;

2.8	the IPO Shares and the Warrant Shares have been (or will be) issued in accordance with all applicable laws (other than BVI law), the M&A and the terms of the Registration Statement and the Underwriter Warrant (as applicable);

2.9	the Registration Statement and any required amendment thereto have all become effective under the Securities Act and the Registration Statement and any and all required by applicable laws have been delivered and filed as required by such laws;

2.10	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing or performing its obligations under the Underwriter Warrant, or executing or performing its obligations under any document relating to the issuance of the IPO Shares or the Warrant Shares (in each case including the Registration Statement) and at any time the Company issues IPO Shares or the Warrant Shares, no steps will have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.11	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001 (as amended));

2.12	each party to the Underwriter Warrant (other than, as a matter of the laws of the BVI, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under the Underwriter Warrant;

2.13	the Underwriter Warrant has been authorised and will be executed by each party to it (other than, as a matter of the laws of the BVI, the Company);

2.14	the obligations of each party under the Underwriter Warrant are legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

2.15	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.16	the choice of the governing law of the Underwriter Warrant has been made in good faith;

2.17	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.18	the Company Records were, and remain at the date of this opinion, accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is of good standing with the Registrar. The Company is of good standing on the date of issue of the Certificate of Good Standing if it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	has, where applicable, filed its annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act or it is not yet due to file its annual return; and

(d)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

3.2	Issuance of IPO Shares: when the issuance of the IPO Shares has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the IPO Shares have been duly established in conformity with M&A and the Director Resolutions, and when (i) the IPO Shares have been issued and delivered as contemplated by the Registration Statement, (ii) the Company has received the agreed consideration for such IPO Shares, and (iii) the name of the respective shareholder is entered in the Company’s register of members, such IPO Shares will be validly issued, fully paid and non-assessable.

3.3	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

3.4	Authorised shares: based solely on our review of the M&A, the Company is authorised to issue an unlimited number of no par value shares, which shall be divided into:

(a)	Class A Ordinary Shares of no par value in the Company; and

(b)	Class B Ordinary Shares of no par value in the Company (up to a maximum number of 5,000,000 Class B Shares of no par value in the Company).

3.5	Taxation: The statements under the heading “British Virgin Islands Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects.

3.6	Power, capacity and authorisation: the Company has the corporate power and capacity to enter into, and perform its obligations under, the Underwriter Warrant and has taken the necessary corporate action to authorise its execution of, and performance of its obligations under, the Underwriter Warrant.

3.7	Issuance of Warrant Shares: when the issuance of the Warrant Shares has been specifically authorised by the Company pursuant to the Director Resolutions and the terms of the issuance and sale of the Warrant Shares have been duly established in conformity with M&A and the Director Resolutions, and when (i) the Warrant Shares have been issued and delivered as contemplated by the Underwriter Warrant and the Registration Statement, (ii) the Company has received the agreed consideration for such Warrant Shares, and (iii) the name of the respective shareholder is entered in the Company’s register of members, such Warrant Shares will be validly issued, fully paid and non-assessable.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director of a BVI company fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by the company, the transaction is voidable.

4.3	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.4	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system or that have been filed but did not appear on the High Court’s judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.5	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the IPO Shares.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference (including any agreement), or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of the Underwriter Warrant reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, financial or numerical computation, representation or warranty made or given in the Underwriter Warrant unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to the Underwriter Warrant will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of the Underwriter Warrant.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	Subject to paragraphs 7.2, 7.3 and 7.4 (below), this opinion is only addressed to, and for the benefit of, each Addressee.

7.2	This opinion may only be used in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

7.3	Subject to paragraph 8 (below), purchasers of the IPO Shares in the Public Offering (each a Purchaser, together the Purchasers) are entitled to rely on this opinion.

7.4	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Enforceability of Civil Liabilities, Material Tax Considerations and Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

8.	Liability

This paragraph 8 applies where an Addressee or any other person entitled to rely on this opinion (other than a Purchaser) is not our client (a Non-Client Addressee). For the avoidance of doubt (and in accordance with section 14 of the Securities Act), this paragraph 8 does not apply to Purchasers.

8.1	In preparing this opinion, we have had regard solely to the interests of our client(s).

8.2	We are only liable to the Non Client Addressee in connection with the contents of this opinion. Neither this opinion, nor any correspondence regarding its subject matter, creates a lawyer-client relationship between us and the Non-Client Addressee or imposes any duty upon us outside the scope of this opinion.

8.3	We will only be liable once to our client and the Non-Client Addressee (taken together) in respect of the same loss arising from the same fact, matter, event or circumstance giving rise to a claim in connection with this opinion.

8.4	Where:

(a)	we and another person (eg another adviser) are responsible for causing the same loss to the Non-Client Addressee; and

(b)	the Non-Client Addressee is, for any reason (eg due to a limitation on liability agreed with, or the insolvency of, that other person), unable to recover from that other person the full amount it would have been entitled to recover but for that reason, our liability to the Non-Client Addressee will not be increased by the amount it is unable to recover from that other person.

8.5	The Non-Client Addressee must commence any legal proceedings against us in connection with this opinion within one year of the date of this opinion. We will have no responsibility or liability to the Non-Client Addressee in connection with this opinion after this time period.

8.6	This clause does not affect, nor is it affected by, any limitation we may agree with any other person.

8.7	Despite anything to the contrary in this opinion, the Non-Client Addressee may not rely on this opinion unless it signs, dates and returns to us a copy of this opinion within 14 days of the date of this opinion.

Yours faithfully

/s/ Mourant Ozannes
Mourant Ozannes